UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2019

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Securities to be Registered	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2019, StoneMor GP LLC (the “General Partner”), the general partner of StoneMor Partners L.P. (the “Partnership”), approved the first amendment (the “First Amendment”) to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”), which increased the number of common units of the Partnership reserved for delivery under the Plan by 4,500,000 common units and removed the authority of the board of directors of the General Partner to increase the number of common units of the Partnership reserved for delivery under the Plan by 100,000 common units on an annual basis. Prior to the adoption of the First Amendment, the Plan had approximately 1,600,899 common units that remained available for issuance. The First Amendment was made effective as of December 18, 2019. A description of the material terms of the Plan was included in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2019. In addition, the foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	First Amendment to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Austin K. So
Name:	Austin K. So
Title:	SVP, CLO & Secretary

Date: December 19, 2019